ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100285107-36
	Filing Date and Time 04/28/2010 2:45 PM
	Entity Number E0199982010-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Awareness for Teens, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Savoy Financial Group, Inc. Street Address: 6767 West Tropicane Ave, Suite 207 City: Las Vegas Nevada Zip Code: 89103 Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 50,000,000 Par value per share: $ .001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Ronald J. Stauber Name 1880 Century Park East, Suite 315 Los Angeles CA 90067 Street Address City State Zip Code 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* any lawful purposes
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Ronald J. Stauber Name X [signature] Incorporator Signature 1880 Century Park East, Suite 315 Los Angeles CA 90067 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 4/28/10 Date

This form must be accompanied by appropriate fees.